EXHIBIT 4.7

IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING. SIGNIFICANT REPRESENTATIONS ARE CALLED FOR HEREIN. AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. NO PERSON SHOULD PURCHASE THE SECURITIES UNLESS SUCH PERSON CAN AFFORD THE TOTAL LOSS OF HIS/HER/ITS INVESTMENT.

U.S. RESIDENT

SUBSCRIPTION AGREEMENT

ACCREDITED INVESTORS ONLY

US Farms Inc.

1635 Rosecrans Street, Suite D

San Diego, CA  92106

Gentlemen:

PART I

1. US Farms Inc., a Nevada corporation (the “Company”), has authorized the sale of up to 2,500,000 shares of the Company’s $0.001 par value common stock (the “Shares”) and warrants (the “Warrants”) of the Company’s common stock, $0.001 par value per share (collectively, the “Units”) at the purchase price of twenty-five cents ($0.25) per Units, for an aggregate offering price of $500,000.

2. The undersigned hereby tenders this subscription for the purchase of the Shares in the principal amount of $____________ (minimum $10,000.00) with each Unit priced at $0.25 as per the SPA.  Checks shall be made payable to “US Farms Inc.”

3. The undersigned acknowledges that the Shares are being offered in reliance upon the private offering exemptions contained in Sections 3(b) and 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated thereunder.

4. Payment in the principal amount subscribed for above is simultaneously being paid with the undersigned subscription. The undersigned understands that a subscription for the Shares may be rejected for any reason and that, in the event that this subscription is rejected, the funds delivered herewith will be promptly returned, without interest thereon or deduction therefrom. By execution below, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

5. The undersigned acknowledges receipt from the Company of a Securities Purchase Agreement (“SPA”), a copy of which is attached hereto.  Terms not defined herein shall have the meaning ascribed to them in the SPA.

6. The undersigned acknowledges that he understands the terms of the Offering, which shall be made substantially in accordance with the SPA, and summarized below:

Who May Invest

Investment in the Shares is limited to “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

Offering Period

Offering shall commence on Nov 28, 2006 (“Effective Date”) and end on March 15, 2007, unless extended by mutual consent of the Company and the Placement Agent.

Aggregate Offering Price

Up to $500,000 (This amount may be increased at the option of the Company and Placement Agent.)

Securities Offered

One Share of common stock and one warrant to purchase one additional share common stock (“Unit”).

Offering Price

Each Unit shall be priced at $.25 on the day that the investment amount by check or wire is received by the Company (the “Purchase Date”).

Warrants

Each warrant will entitle the holder to purchase one share of common stock at an exercise price of $.50 (Fifty Cents). The warrants will generally be exercisable at any time for three years after the Effective Date of the Offering, unless earlier redeemed.  The warrants are redeemable by the Company, at a price of $0.10 per warrant

•

upon 30 days’ prior written notice,

•

no earlier than 30 days from the effective date of this offering and then

•

only if the closing price (last trade price) equals or exceeds $1.00 per share of the common stock for the 10 consecutive trading days immediately preceding the date of notice of redemption (as quoted on the OTCBB or any other successor exchange, adjusted for splits, etc.).  If Company gives notice of its intention to redeem, a warrant holder will have the choice either to

•

exercise their warrants before the date specified in the redemption notice or

•

to accept the redemption price.

The warrants will be issued in unregistered form under a warrant agreement between Company and their Transfer Agent. The shares of common stock underlying the warrants, when issued upon exercise of a warrant, will be fully paid and nonassessable.  Company will pay any transfer tax incurred as a result of the issuance of common stock to the holder upon its exercise.

Registration Rights

The Holder of the Units shall be entitled to demand registration rights of those Units as outlined in Section II of the SPA.

Subscription

Each prospective investor who desires to purchase the Shares should complete, date, and execute the Subscription Agreement, and the Signature Page to the Purchase Agreement (the “Execution

Documents”), make a check, bank draft, or money order payable to

“US Farms, Inc.” in the investment amount, and deliver the completed Execution Documents and check to the Placement Agent at the following address: Westcap Securities, Inc, 18201 Von Karman Ave #550, Irvine, CA 92612.

A subscription for the Shares may be rejected by the Company for any reason and, in the event that a subscription is rejected, the funds delivered therewith will be promptly returned, without interest thereon or deduction therefrom.

Placement Agent

The Shares will be offered and sold by Westcap Securities, Inc. on a best efforts basis. Westcap will receive a cash commission of 10% of the gross proceeds received from the sale of the Shares, plus a non-accountable cash expense allowance of 3% of the gross proceeds received from the sale of the Shares, plus a 2% cash due diligence expense allowance of the gross proceeds received in the Offering. The Placement Agent shall also be the Warrant Agent on transactions involving an exercise of the Warrants (if applicable) and will receive a cash commission in the amount of 10% of such exercise. In addition, Westcap Securities will receive common shares equal to 10% of the share amount raised by Westcap for consulting services rendered to Company for a 6-month period commencing on the date above.

PART II

The Units may sometimes hereinafter be referred to as the "Securities."

1. The undersigned acknowledges, warrants and represents as follows:

(a) None of the Shares or Warrant Shares are registered under the Act or any state securities laws.  Purchaser understands that the offering and sale of the Securities is intended to be exempt from registration under the Act, by virtue of Section 4(2) thereof and the provisions of

Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b)  That the undersigned is in a financial position to hold the Securities for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of the undersigned's investment in the Securities.  The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Shares will not cause such commitment to become excessive.  The investment is a suitable one for the Purchaser;

(c) That the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risk of an investment in the Securities, has the capacity to protect the undersigned's own interests in connection with an investment in the Securities and has the net worth to undertake such risks;

(d) That the undersigned has obtained, to the extent the undersigned deems necessary, the undersigned's own personal professional advice and made its determination with respect to the risks inherent in the investment in the Securities, and the suitability of an investment in the Securities in light of the undersigned's financial condition and investment needs;

(e) That the undersigned believes that an investment in the Securities is suitable for the undersigned based upon his investment objectives and financial needs, and the undersigned has adequate means for providing for the undersigned's current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Securities;

(f) That the undersigned recognizes that the Securities as an investment involves a high degree of risk, including, but not limited to, the risk of loss of 100% of the undersigned's investment in the Securities;

(g) That the undersigned realizes that (i) the purchase of the Securities is a long-term investment; (ii) the purchaser of the Securities must bear the economic risk of investment for an indefinite period of time, in part because the Securities have not been registered under the Act, or under the securities laws of any state and, therefore, the Securities cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; (iii) there is presently no public market for the Securities and the undersigned may be unable to liquidate the undersigned's investment in the event of an emergency, or pledge the Securities as collateral for a loan; and (iv) the transferability of the Securities is restricted and requires conformity with the restrictions contained under federal and state securities laws, in paragraph 2 below and legends will be placed on the certificate(s) representing the Securities referring to the applicable restrictions on transferability;

(h) That a legend may be placed on the Securities and any certificate representing the Securities substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SECURITIES, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(i)

The Purchaser has received the SPA, and all other documents requested by the Purchaser, has carefully reviewed them and understands the information contained therein, and the Purchaser, prior to the execution of this Subscription Agreement, has had access to the same kind of information which would be available in a registration statement filed by the Company under the Securities Act;

(j)

Neither the Securities and Exchange Commission nor any state securities commission has approved the Securities, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the SPA. The SPA has not been reviewed by any federal, state or other regulatory authority;

(k)

All documents, records and books pertaining to the investment in the Securities (including, without limitation, the SPA) have been made available for inspection by the Purchaser;

(l)

The Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Securities and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Purchaser;

(m)

In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the SPA;

(n)

The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Securities and is not subscribing for Securities and did not become aware of the offering of the Securities through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in Securities generally;

(o)

The Purchaser has taken no action which would give rise to any claim by any person other than the Placement Agent for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby;

(p)

The Purchaser has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities similar to the Securities, so as to enable the Purchaser to utilize the information made available to it in connection with the offering of the Securities to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto;

(q)

The Purchaser is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations as to an investment in the Securities, and the Purchaser has relied on the advice of, or has consulted with, only his own advisors;

(r)

The Purchaser is acquiring the Securities solely for the Purchaser's own account for investment and not with a view to resale, assignment or distribution thereof, in whole or in part.  The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Securities, and the Purchaser has no plans to enter into any such agreement or arrangement;

(s)

Stop transfer instructions will be placed with the transfer agent of the Securities.  Although the Company has the obligation to register for resale the Shares and Warrant Shares, there can be no assurance that such registration will be completed within the time frames required by the Company, or at all.  It is not anticipated that there will be any market for resale of the Shares or Warrant Shares, and such shares will not be freely transferable at any time in the foreseeable future;

(t)

The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Securities for an indefinite period of time;

(u)

The Purchaser is aware that an investment in the Securities involves a number of very significant risks and has carefully read and considered the matters set forth in the SPA and in the Company Commission Filings;

(v)

The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as set forth on the Accredited Investor Certification contained herein;

(w)

The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, (A) such entity was not formed for the specific purpose of acquiring the Securities, (B) such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, (C) the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, (D) such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, (E) the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, and (F) this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, such representative has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or limited liability partnership, or other entity for whom such representative is executing this Subscription Agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform this Subscription Agreement and make an investment in the Company, and that this Subscription Agreement constitutes a legal, valid and binding obligation of such Purchaser. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(x)

The Purchaser had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the SPA and all documents received or reviewed in connection with the purchase of the Securities and the opportunity to have representatives of the Company provide it with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by the Purchaser and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to Purchaser to its full satisfaction;

(y)

Any information which the undersigned has heretofore furnished or furnishes herewith to the Company is complete and accurate and may be relied upon by the Company and Placement Agent in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of Securities as described in the SPA.  The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and Placement Agent immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Securities;

(z)

Prior to execution of this Agreement, neither it nor any Person over which the Purchaser has control, have made any net short sales of, or granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a net short sale, in the Common Stock.  Each Purchaser, severally and not jointly with the other Purchasers, understands and acknowledges that the Securities and Exchange Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” with the Shares and Warrant Shares purchased hereunder prior to the effective date of the Registration Statement is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporate Finance.  Accordingly, each Purchaser hereby agrees not to use any of the Shares and Warrant Shares to cover any short sales prior to the Effective Date.  Additionally, each Purchaser, severally and not jointly with the other Purchasers, agrees to comply with Regulation M under the federal securities laws.  The Purchasers agree, severally and not jointly, that they will not enter into any Short Sales (as hereinafter defined) from the period commencing on the date hereof and ending on the date that all of the Shares and Warrant Shares held by such Purchaser have been disposed of.  For purposes hereof, a "Short Sale" shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser;

(aa)

No oral or written representations have been made, or oral or written information furnished, to the Purchaser in connection with the offering of the Securities or as to the Company, which are in any way inconsistent with the information contained in the SPA;

(bb)

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. ALTHOUGH THE COMPANY HAS AN OBLIGATION TO REGISTER FOR RESALE THE SHARES AND THE WARRANT SHARES, THERE CAN BE NO ASSURANCE THAT SUCH REGISTRATION WILL BE COMPLETED WITHIN THE TIME FRAMES REQUIRED, OR AT ALL.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN OR IN THE SPA.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(cc)

(For ERISA plans only)    The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(dd)

The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(ee)

To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations.  The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations.  The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(ff)

To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

(gg)

If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(hh)

Purchaser agrees to indemnify and hold harmless the Company and Placement Agent, its Affiliates and their respective officers, directors, partners and members (collectively, the “Company Indemnitees”), from and against any and all damages, costs and claims, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with any material misrepresentation, omission of a material fact, or breach of any of the Purchaser’s representations or warranties contained in this Agreement, the Registration Statement, the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Purchaser pursuant to this Agreement.

(ii)

Purchaser acknowledges that, pursuant to the terms of the Offering, the price paid for the Securities may vary among Purchasers and that some Purchasers may pay less for their Securities than another Purchaser and no Purchaser shall have any right to receive a refund or otherwise rescind their purchase once the Closing on their funds has occurred.

2. The undersigned has been advised that the Securities have not been registered under the Act or applicable state securities laws and that the Securities are being offered and sold pursuant to exemptions from such laws and that the Company's reliance upon such exemptions is predicated in part on the undersigned's representations as contained herein. The undersigned represents and warrants that the Securities are being purchased for the undersigned's own account and for investment purposes only, and without the intention of reselling or redistributing the Securities; the undersigned has made no agreement with others regarding any of the Securities.  The undersigned is aware that, in the view of the Securities and Exchange Commission, a purchase of such Securities with an intent to resell the Securities, would represent an intent inconsistent with the representations set forth above and could nullify the protections pursuant to which the Offering is taking place and subject both the Company and the undersigned to significant liability.  The undersigned further represents and agrees that if, contrary to the foregoing intentions, the undersigned should later desire to dispose of or transfer any of the Securities in any manner, the undersigned shall not do so without first obtaining (i) the opinion of counsel to the Company that such proposed disposition or transfer may be lawfully made without the registration of such Securities pursuant to the Act, as then amended, and applicable state securities laws, or (ii) there is then a current and effective registration statement under the Act with respect to the Securities.

3. The undersigned represents and warrants that the undersigned is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Securities in the state set forth on the signature page hereof, and the Securities are being purchased by the undersigned in the undersigned's name solely for the undersigned's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

4. The undersigned represents and warrants that the undersigned comes within at least one category marked below, and that for any category marked the undersigned has truthfully set forth the factual basis or reason the undersigned comes within that category. ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category I    ______

The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with the undersigned's spouse, presently exceeds $1,000,000.

Explanation. In calculation of net worth the undersigned may include equity in personal property and real estate, including the undersigned's principal residence, cash, short term investments, stocks and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category II   ______

The undersigned is an individual (not a partnership, corporation, etc.) who had individual income in excess of $200,000, or joint income with the undersigned's spouse in excess of $300,000 in each of the two most recent years, and has a reasonable expectation of reaching the same income level in the current year. Category III The undersigned is a bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940, or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by the plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors. _____________________________________________________ _____________________________________________________ (describe entity and indicate amount of total assets)

Category III ______

The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940. _____________________________________________________ _____________________________________________________ (describe entity and indicate amount of total assets)

Category IV ______

The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000. _____________________________________________________ _____________________________________________________ (describe entity and indicate amount of total assets)

Category V   ______

The undersigned is a director or executive officer of the Company.

Category VI   ______

The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a "Sophisticated Person" as described in Section 230.506(b)(2)(ii) of the Act. _____________________________________________________ _____________________________________________________ (describe entity and indicate amount of total assets)

Category VII   ______

 The undersigned is an entity in which all of the equity owners are "Accredited Investors" as defined in Section 230.501(a) of the Act. _____________________________________________________ _____________________________________________________ (describe entity and indicate amount of total assets)

Category VIII    ______

The undersigned does NOT come within any of the above categories.

5. The undersigned is informed of the material significance to the Company of the foregoing representations, agreements and consents, and they are made with the express acknowledgment that the Company will rely on them in conducting the Offering.  The undersigned hereby undertakes to notify the Company immediately of any change in any information contained herein that may occur prior to the issuance of the Securities.

6. The undersigned, if other than an individual, makes the following additional representations:

(a) The undersigned was not organized for the specific purpose of acquiring the Securities; and

(b) This Subscription Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized representative of the undersigned, and is a legal, valid and binding obligation of the undersigned enforceable in accordance with its respective terms.

7. The undersigned further represents and warrants that (place an X in one space below):

(a) ______

The undersigned has such knowledge and experience in financial and business matters to as to be capable of evaluating the merits and risks of an investment in the Securities and protecting the undersigned's own interests in this transaction, and does not desire to utilize the services of any other person in connection with evaluating such merits and risks.

(b) ______

The undersigned intends to use or has used the services of a purchaser representative acceptable to the Company ("Purchaser Representative") in connection with evaluating the merits and risks of an investment in the Securities. The undersigned hereby acknowledges the following named person(s) to be the undersigned's Purchaser Representative in connection with evaluating the merits and risks of an investment in the Securities:

The advisor's name, address, and occupation are as follows: _____________________________________________________ _____________________________________________________ _____________________________________________________

8. Manner in Which Title is To Be Held. Place an "X" in one space below:

(a)  ____

Individual Ownership

(b)  _____

Community Property

(c)  _____

Partnership

(d) _____

Tenants in Common

(e)  _____

Corporation

(f)  _____

Trust

(g)  _____

Joint Tenant with Right of Survivorship (both parties must sign)

(h)  _____

Other (Describe): _____________________________________________

9. My state of residence and the state I received the offer to invest and made the decision to invest in the Securities:___________________________________________________

_______________________________________________________________

Please PRINT above the exact name(s) in which the Securities are to be held.

The undersigned hereby represents he has read and understands this entire Subscription Agreement.

SIGNATURE PAGES FOLLOW

INDIVIDUAL

Subscription. The undersigned hereby subscribes for the Company’s Units in the investment amount of $_________.

Executed this __________day of _______________, 200__.

Address to Which Correspondence Should be Directed:

Signature (Individual)

Name Printed

Date of Birth

Street Address

Social Security Number

City, State and Zip Code

(            )

Name(s) Typed or Printed

Telephone Number

(            )

Facsimile Number

IF MORE THAN ONE RECORD HOLDER, ALL SHOULD SIGN:

(attach additional pages if necessary)

Address to Which Correspondence Should be Directed:

Signature # 2 (Individual) (if applicable)

Name Printed

Date of Birth

Street Address

Social Security Number

City, State and Zip Code

(            )

Name(s) Typed or Printed

Telephone Number

(            )

Facsimile Number

CORPORATION, PARTNERSHIP, TRUST, OR OTHER ENTITY

Subscription. The undersigned hereby subscribes for the Units of the Company in the principal amount of $_________________.

Executed this         day of                         , 200__.

Address to Which Correspondence Should

Name of Entity

be Directed

Type of Entity (i.e., corporation,

Street Address

  partnership, etc.)

State of Formation of Entity

City, State and Zip Code

By:

     *Signature

Tax Identification or Social Security No.

Its:

(          )

     Title

Telephone Number

(          )

Name Typed or Printed

Facsimile Number

CERTIFICATE OF SIGNATORY

To be completed if Units are being subscribed for by an entity.

I,                                            , am the                                                of                                                                                           (the "Entity").

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Units, and certify that the Subscription Agreement have been duly and validly executed on behalf of the Entity and constitute legal and binding obligations of the Entity.

IN WITNESS WHEREOF, I have hereto set my hand this ____ day of ___________, 200__.

__________________________________

Signature

ACCEPTANCE

This Subscription Agreement of ________________________________________________________ for

the purchase of Units is accepted as of _________________, 200__.

US FARMS INC.

(a Nevada corporation)

By:

Name:

Title:

Footnotes

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.